UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 29, 2013

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission Of Matters To A Vote Of Security Holders

On May 29, 2013, Pennsylvania Real Estate Investment Trust (the “Company”) held its Annual Meeting of Shareholders. The following matters were submitted to a vote of shareholders at the Annual Meeting and the voting results were as follows:

1. The Company’s shareholders elected the following nominees as trustees, each to hold office until the Annual Meeting of Shareholders to be held in 2014 and until their respective successors have been duly elected and have qualified, by the vote set forth below:

Nominee	For	Withhold	Broker Non Votes

Joseph F. Coradino	42,080,826	685,740	8,214,782

M. Walter D’Alessio	42,077,193	689,373	8,214,782

Rosemarie B. Greco	42,066,699	699,867	8,214,782

Leonard I. Korman	42,342,127	424,439	8,214,782

Ira M. Lubert	23,276,377	19,490,189	8,214,782

Donald F. Mazziotti	42,076,122	690,444	8,214,782

Mark E. Pasquerilla	42,063,243	703,323	8,214,782

Charles P. Pizzi	42,109,797	656,769	8,214,782

John J. Roberts	42,535,892	230,674	8,214,782

George F. Rubin	40,453,127	2,313,439	8,214,782

Ronald Rubin	40,420,556	2,346,010	8,214,782

2. The Company’s shareholders approved, on an advisory basis, the Company’s executive compensation as disclosed in the Proxy Statement, as follows:

For	Against	Abstain	Broker Non Votes

41,235,030	1,340,536	191,000	8,214,782

3. The Company’s shareholders ratified the Audit Committee’s selection of KPMG LLP as the Company’s independent auditors for 2013, as follows:

For	Against	Abstain

49,578,066	1,264,929	138,353

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: May 30, 2013	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel